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                                                                    Exhibit 99.2

To The Board of Directors
Claimsnet.com inc.

Gentlemen,

I hereby resign as a Director of Claimsnet.com inc. effective October 21, 2002. My resignation also includes my participation in the Audit and Compensation Committees.

Sincerely,

/s/ Sture Hedlund